SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 3

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TCSI CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	68-0240975
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1080 Marina Village Parkway Alameda, California 94501	94501
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Share Purchase Rights

ITEM 1.        Description of Registrant’s Securities to be Registered.

On November 12, 2002, the board of directors of TCSI Corporation, a Nevada corporation (the “Company”), approved and adopted that the Third Amended and Restated Preferred Shares Rights Agreement between the Company and Registrar and Transfer Company, as Rights Agent, in order to effect the following amendments:

1.
In connection with the Agreement and Plan of Merger, dated November 12, 2002 (the “Merger Agreement”), by and among Rocket Software, Inc., a Massachusetts corporation (“Rocket”), Rocket Acquisition Sub, Inc., a wholly owned subsidiary of Rocket and a Nevada corporation, and the Company, exclude from the definition of “Acquiring Person,” until the termination of the Merger Agreement in accordance with its terms, Rocket or any of its affiliates, individually or taken together.

ITEM 2.         Exhibits.

Exhibit	Description

1
Restated Articles of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Commission File No. 33-40872) declared effective by the Commission on May 29, 1991.

2	Certificate of Amendment of the Restated Articles of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.2 of Form 10-K filed on April 1, 2002.

3	Amended and Restated Bylaws of Registrant, incorporated herein by reference to Exhibit 3.3 of Form 10-K filed on April 1, 2002.

4	Certificate of Designations, incorporated herein by reference to Exhibit 3 of Form 8-A filed on February 25, 1999.

5	Amended and Restated Preferred Shares Rights Agreement, exhibit filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 15, 2002

TCSI CORPORATION

/s/ Kenneth E. Elmer
Kenneth E. Elmer President, Chief Executive Officer and Chief Financial Officer